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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in the Amendment No. 2 to the Registration Statement on Form S-3 and related prospectus of American Superconductor Corporation of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1999, filed by American Superconductor Corporation with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."

                                         /s/ Smith & Gesteland, LLP
                                         SMITH & GESTELAND, LLP
   Madison, Wisconsin

   February 29, 2000